ASSIGNMENT OF TRADEMARKS

THIS ASSIGNMENT is made as of the 1st day of March, 2012 by and between American Realty Capital Trust, Inc., a Maryland corporation with an address of 405 Park Avenue, New York, NY 10022 (the “Assignor”) on the one hand, and AR Capital, LLC, a Delaware limited liability company with an address of 405 Park Avenue, New York, NY 10022 (the “Assignee”) on the other hand.

WHEREAS, the Assignor is the owner of the following trademarks and trademark applications:

AMERICAN REALTY CAPITAL – SN 85/004512

AR CAPITAL & design – Reg. No. 3,884,743

AR CAPITAL – SN 85/553569

(collectively, along with the goodwill symbolized thereby, the “Trademarks”);

WHEREAS, the Assignee owns and operates the business to which the Trademarks pertain; and

WHEREAS, the Assignor wishes to sell and assign, and the Assignee wishes to purchase and assume, the Trademarks;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto agree as follows:

1.	Assignor hereby assigns to Assignee all of Assignor’s right, title and interest in, to, and under the Trademarks, including all registrations and applications therefor, together with the goodwill associated therewith.
2.	The Assignor further grants to the Assignee the right to recover damages and all other relief for all infringements of the Trademarks that have occurred prior to the date of this Assignment with the right to sue for and collect the same, for Assignee’s own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives, free and clear of all liens, claims, charges, security interests, and other encumbrances.
3.	The total consideration for the Trademarks and the other rights granted to Assignee pursuant to this Assignment is $10.00, payable in cash, by wire transfer of immediately available funds to an account designated by the Assignor.

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IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment as of the date first above written.

ASSIGNOR:	ASSIGNEE:
AMERICAN REALTY CAPITAL TRUST, INC.	AR CAPITAL, LLC

By: /s/ William M. Kahane	By: /s/ Nicholas S. Schorsch

Name: William M. Kahane	Name: Nicholas S. Schorsch

Title: President and Chief Executive Officer	Title: Manager